Exhibit 99.1
CONTACT:
Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
SCOTTSDALE, Arizona—May 9, 2006—Medicis (NYSE:MRX) today announced revenue for the three months ended March 31, 2006 of approximately $75.2 million with “if-converted” net income of approximately $14.0 million, or $0.20 per diluted share, absent tax-effected special charges of $100.9 million. The special items are more fully described below. This is compared to revenue for the three months ended March 31, 2005 of $95.2 million with “if-converted” net income of $26.1 million, or $0.37 per diluted share, absent a tax-effected special charge of $5.0 million associated with a research and development collaboration and a tax-effected $0.1 million charge for share-based compensation expense related to restricted stock awards.
Including the tax-effected special charges of $100.9 million, the Company reported a Generally Accepted Accounting Principles (“GAAP”) net loss of $88.5 million, or $(1.63) per diluted share, for the three months ended March 31, 2006, compared to the three months ended March 31, 2005 GAAP net income of $19.4 million, or $0.30 per diluted share. Diluted per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP.
“I am very pleased by significant progression in both the aesthetic and therapeutic product lines,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We are enthusiastic about our future prospects with acquisition of the U.S. rights to RELOXIN®, one of the most sought-after aesthetic products in the world, as well as the FDA approval of SOLODYN™, a very significant scientific advancement in treatment of moderate to severe acne. Certainly, our well regarded sales and marketing team will maximize these and other opportunities. Our development pipeline has several near-term opportunities and, through our business development efforts, we expect to fortify our long-term development program.”
During the three months ended March 31, 2006, the Company recorded the following special charges totaling $106.0 million ($100.9 million tax-effected):
•	$91.0 million ($91.0 million tax-effected) special charge associated with the RELOXIN® transaction;

•	$7.2 million ($5.2 million tax-effected) expense associated with FAS 123R share-based compensation expense, of which $6.6 million was recorded in selling, general and administrative expenses and $0.5 million was recorded in research and development expenses; and

•	$7.8 million ($4.7 million tax-effected) in special charges associated with FAS 5, accrued potential settlements and another unrelated legal settlement.
The decrease in total revenue of approximately $20.0 million in the March 2006 quarter primarily is attributable to a reduction in contract revenue of $15.3 million and continued generic erosion of the DYNACIN® and LOPROX® brands. The Company believes its future growth drivers to be the RESTYLANE®, SOLODYN™, VANOS™ and PLEXION® franchises. SOLODYN™ is expected to be shipped to customers during the June 2006 quarter. No revenue associated with SOLODYN™ was
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recorded during the March 2006 quarter. At the end of the March 2006 quarter, the Company’s core brands included DYNACIN®, LOPROX®, OMNICEF®, PLEXION®, RESTYLANE®, TRIAZ® and VANOS™. Core brand revenue for the quarter ended March 31, 2006 represented approximately 86% of total revenue, compared to core brand revenue of approximately 73% of total revenue for the quarter ended March 31, 2005. The Company’s gross profit margin for the quarter ended March 31, 2006, decreased 1.6 percentage points to approximately 84% primarily due to the reduction in contract revenue and the profitability associated with it, and due to product mix.
Absent the special items above, selling, general and administrative expenses for the three months ended March 31, 2006 were approximately $36.3 million, compared to $31.7 million for the same period last year, absent special charges of $0.2 million. The increase in selling, general and administrative expenses for the three months ended March 31, 2006 was primarily due to the timing of medical educational meetings, an increase in various operational costs, and legal fees associated with the enforcement of the Company’s PLEXION® patents. Including special charges, selling, general and administrative expenses for the three months ended March 31, 2006 were approximately $51.2 million, compared to $31.9 million for the same period last year.
The government notified us on December 14, 2004, that it is investigating claims that we violated the federal False Claims Act. We are fully cooperating with the government in its investigation, which relates to our marketing and promotion of LOPROX® products to pediatricians prior to our May 2004 disposition of the Company’s pediatric sales division. During the March 31, 2006 quarter, the Company accrued $6 million related to this matter based on the Company’s offer to resolve the government’s civil claims contingent on the execution of appropriate releases. We are continuing to hold settlement discussions with the government following its last offer of $12.8 million, and these discussions may or may not result in a monetary settlement. During the three months ended March 31, 2006, the Company booked an additional settlement reserve during the quarter of $1.8 million relating to the previously concluded Triumph lawsuit associated with the acquisition of Ascent Pediatrics.
The following table represents a reconciliation of GAAP selling, general and administrative expense to non-GAAP selling, general and administrative expense. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	March 31,
	2006	2005
GAAP selling, general and administrative	$51,223	$31,934
Legal settlements	(7,832)	—
Professional fees associated with R&D transactions	(477)	(66)
FAS 123R share-based compensation expense	(6,647)	(129)

Selling, general and administrative, absent special charges and FAS 123R expenses	$36,267	$31,739

Absent FAS 123R share-based compensation expense and special charges for a research and development collaboration, research and development expenses were approximately $6.2 million, or 8.3% of total revenue, for the quarter ended March 31, 2006, compared to approximately $6.2 million, or 6.5% of total revenue, for the same period last year. Including special charges, research and development expenses for the three months ended March 31, 2006 were $97.2 million, compared to $14.5 million for the same period last year.
The following table represents a reconciliation of GAAP research and development expense to non-GAAP research and development expense. All numbers are shown in thousands and are not tax-effected.
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	Three Months Ended
	March 31,
	2006	2005
GAAP research and development	$97,218	$14,451
Special charges associated with R&D collaborations	(90,473)	(8,278)
FAS 123R share-based compensation expense – R&D	(534)	—

Research and development, absent special charges and
FAS 123R share-based compensation expense	$6,211	$6,173

Absent the special items above, diluted earnings per share were $0.20 for the three months ended March 31, 2006, compared to $0.37 for the same period last year. The reduction in diluted earnings per share primarily is due to the reduction in contract revenue and profitability associated with it. Including special charges, diluted earnings per share for the three months ended March 31, 2006 were ($1.63), compared to $0.30 for the same period last year.
Per share amounts are calculated using the “if-converted” method of accounting in accordance with GAAP regardless of whether the outstanding 2.5% Convertible Senior Notes and 1.5% Convertible Senior Notes meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information:
To the extent that the Company has provided non-GAAP financial information in this press release, it has done so in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as special charges for research and development and litigation settlements that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
2006 Guidance Update
Based upon information available currently, the Company’s financial guidance is as follows:
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Calendar 2006
(in millions, except per share amounts)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Calendar Year
	(3/31/06)	(6/30/06)	(9/30/06)	(12/31/06)	2006
	Actual	Estimated	Estimated	Estimated	Estimated

Previous revenue objectives	$75	$85	$88	$96	$344
Current revenue objectives	$75	$85	$88	$96	$344
Previous EPS objectives	$0.20	$0.25	$0.28	$0.37	$1.10
Current EPS objectives	$0.20	$0.25	$0.28	$0.37	$1.10
The above revenue and earnings per share estimates represent the approximate median of Medicis’ guidance range, excluding special charges. The above earnings per share guidance does not include FAS 123R share-based compensation expense, an estimate of an additional $8 million to $10 million per quarter of costs and expenses associated with the RELOXIN® development project, expenses associated with the financial terms of the international rights for RELOXIN®, and approximately $6.0 million associated with a potential undisclosed direct-to-consumer initiative for RESTYLANE® that is most likely to be incurred no later than the three remaining calendar quarters of 2006. These estimates include the generic erosion effects of the DYNACIN® and LOPROX® franchises and costs associated with the launch of SOLODYN™.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), SOLODYN™ (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. SOLODYN™ was approved for the treatment of only inflammatory lesions of non-nodular moderate to severe acne vulgaris in patients 12 years of age and older.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including Medicis’ future prospects, earnings guidance, business development activities, potential settlement
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of the government’s investigation relating to the False Claims Act, the potential acquisition of international rights for RELOXIN® and the benefits related thereto, the successful launch of SOLODYN™ and product development pipeline. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K/T for the transition year ended December 31, 2005 and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of research and development projects and the risks associated with the FDA approval process, risks associated with the potential acquisition of international rights for RELOXIN® and the benefits related thereto, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include among other things the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply and the receipt of required regulatory approvals, the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties), the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K/T for the transition year ended December 31, 2005, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. RELOXIN® will, under the agreement with Ipsen, be the registered trademark of Medicis. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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Medicis
Summary Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2006		2005
Revenues	$75,158		$95,188
Cost of revenues	12,179		13,915

Gross profit	62,979		81,273
Operating expenses:
Selling, general and administrative	51,223	(a)(b)(c)	31,934	(d)(e)
Research and development	97,218	(a)(f)	14,451	(g)
Depreciation and amortization	5,856		6,054

Total operating expenses	154,297		52,439
Operating (loss) income	(91,318)		28,834
Interest income, net	(4,362)		(331)
Income tax expense	1,587		9,794

Net (loss) income	$(88,543)		$19,371

Basic net (loss) income per common share	$(1.63)		$0.36

Diluted net (loss) income per common share	$(1.63)		$0.30

Shares used in basic net (loss) income per common share	54,356		54,251
Shares used in diluted net (loss) income per common share	54,356		69,773
Cash flow (used in) from operations	$(111,521)		$33,888
Medicis Reconciliation of Non-GAAP Financial Measures:
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 31, 2006 and March 31, 2005. The Company has provided non-GAAP financial information in order to provide investors with meaningful supplemental information regarding its operational performance and to enhance investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and comparisons to competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as special charges for research and development, litigation settlements and FAS 123R share-based compensation expenses that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

GAAP Net (loss) income (above)	$(88,543)		$19,371
Special charge for R&D, including related professional fees (tax-effected)	90,949	(b)(f)	4,975	(e)(g)
Special charge for legal settlements (tax-effected)	4,736	(c)	—
FAS 123R share-based compensation expense (tax-effected)	5,189	(a)	82	(d)

Net income absent special charges	$12,331		$24,428
Interest expense and associated bond offering costs (tax-effected)	1,675	(h)	1,675	(h)

“If-converted” net income absent special charge and FAS 123R share-based compensation expense	$14,006		$26,103

Shares used in diluted net income per common share	69,713		69,773
Diluted net income per common share	$0.20		$0.37

(a) Reported selling, general and administrative expenses include approximately $6.6 million ($4.8 million tax-effected) of FAS 123R share-based compensation expense, and reported research and development expenses include $0.5 million ($0.3 million tax-effected) of FAS 123R share-based compensation expense.
(b) Reported selling, general and administrative expenses include a special charge of $0.5 million ($0.5 million tax-effected) of professional fees relating to a research and development collaboration.
(c) Reported selling, general and administrative expenses include approximately $7.8 million ($4.7 million tax-effected) related to legal settlements.
(d) Reported selling, general and administrative expenses include approximately $0.1 million ($0.1 million tax-effected) of FAS 123R share-based compensation expense related to restricted stock awards.
(e) Reported selling, general and administrative expenses include a special charge of $0.1 million ($39,422 tax-effected) of professional fees relating to a research and development collaboration.
(f) Reported research and development expenses include a special charge of $90.5 million ($90.5 million tax-effected) relating to a research and development collaboration.
(g) Reported research and development expenses include a special charge of $8.3 million ($4.9 million tax-effected) relating to a research and development collaboration.
(h) To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $1.7 million are added back to GAAP net income for the three months ended March 31, 2006 and 2005, and divided by shares used in diluted net income per common share.

Balance Sheets
(in thousands)

	At March 31, 2006	At December 31, 2005
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$598,668	$742,532
Accounts receivable, net	50,379	46,697
Inventory, net	15,695	19,076
Other current assets	25,509	24,979

Total current assets	690,251	833,284
Property and equipment, net	5,025	5,416
Intangible assets, net	298,226	302,930
Other assets	8,482	4,325

Total assets	$1,001,984	$1,145,955

Liabilities and stockholders’ equity
Current liabilities	$75,026	$140,831
Contingent convertible senior notes 2.5% due 2032	169,155	169,155
Contingent convertible senior notes 1.5% due 2033	283,910	283,910
Deferred tax liabilities	11,735	8,572
Stockholders’ equity	462,158	543,487

Total liabilities and stockholders’ equity	$1,001,984	$1,145,955

Working capital	$615,225	$692,453

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